Exhibit 3.1
(English translation)

(August 11, 2026)

Articles of Association

of

Genmab A/S
(CVR-nr. 21023884
Formerly A/S registration no.: 248.498)

Name, Registered Office, Objects and Group Language
§ 1.
The name of the Company is Genmab A/S.

§ 2.
The registered office of the Company shall be in the municipality of Copenhagen.

§ 3.
The objects of the Company are to engage in medical research, production and sale of such products and related business.

§ 3A.
The group language of the Company is English.

The Company’s Share Capital
§ 4.
The share capital of the Company equals DKK 62,377,844 divided into shares of DKK 1 each or any multiple hereof.

§ 4A.
The Board of Directors is until and including March 12, 2029, authorized to increase the Company's share capital on one or more occasions without pre-emption rights for the existing shareholders by up to nominally DKK 6,600,000 by subscription of new shares. The capital increase can be paid in cash, which is paid in full, or by non-cash payment. The new shares shall carry the same pre-emption rights in connection with future increases, redemption rights, and transferability rights as the Company’s existing shares. The shares shall be negotiable instruments and issued in the name of the holder. The capital increase must be subscribed at a price not lower than the market value.

Further, the Board of Directors is until and including March 12, 2029, authorized to increase the Company's share capital on one or more occasions with preemption rights for the existing shareholders by up to nominally DKK 6,600,000 by subscription of new shares. The capital increase can be paid in cash, which is paid in full, or by non-cash payment. The new shares shall carry the same pre-emption rights in connection with future increases, redemption rights, and transferability rights as the Company’s existing shares. The shares shall be negotiable instruments and issued in the name of the holder.
In connection with the exercise of the authorizations in this Article 4A, the Board of Directors may, however, not increase the nominal share capital by more than a total of DKK 6,600,000. The Board of Directors is authorized to amend the Articles of Association as required in connection with the exercise of these authorizations.

Warrants
§ 5.
By decision of the General Meeting on April 13, 2021, the Board of Directors is authorized to issue on one or more occasions additional warrants to subscribe the Company’s shares up to a nominal value of DKK 750,000 to the Company's employees as well as employees of the Company’s directly and indirectly owned subsidiaries, excluding the Company's executive management, and to make the related capital increases in cash up to a nominal value of DKK 750,000, however, the nominal increase of the share capital may be higher due to subsequent adjustments of the warrants in accordance with the adjustment clauses determined by the Board of Directors when the warrants are issued. The Board of Directors has issued 750,000 warrants and re-issued 104,194 warrants under this authorization. This authorization shall remain in force for a period ending on April 12, 2026.

Furthermore, by decision of the General Meeting on March 13, 2024, the Board of Directors is authorized to issue on one or more occasions additional warrants to subscribe the Company’s shares up to a nominal value of DKK 750,000 to the Company's employees as well as employees of the Company’s directly and indirectly owned subsidiaries, excluding the Company's executive management, and to make the related capital increases in cash up to a nominal value of DKK 750,000, however, the nominal increase of the share capital may be higher due to subsequent adjustments of the warrants in accordance with the adjustment clauses determined by the Board of Directors when the warrants are issued. The Board of Directors has issued 750,000 warrants and re-issued 36,203 warrants under this authorization. This authorization shall remain in force for a period ending on March 12, 2029.
Furthermore, by decision of the General Meeting on March 12, 2025, the Board of Directors is authorized to issue on one or more occasions additional warrants to subscribe the Company’s shares up to a nominal value of DKK 750,000 to the Company's employees as well as employees of the Company’s directly and indirectly owned subsidiaries, excluding the Company's executive management, and to make the related capital increases in cash up to a nominal value of DKK 750,000, however, the nominal increase of the share capital may be higher due to subsequent adjustments of the warrants in accordance with the adjustment clauses determined by the Board of Directors when the warrants are issued. The Board of Directors has issued 42,935 warrants and re-issued 181 warrants under this authorization. This authorization shall remain in force for a period ending on March 11, 2030.
Subject to the rules in force at any time, the Board of Directors may re-use or re-issue lapsed nonexercised warrants, if any, provided that the re-use or re-issue occurs under the same terms and within the time limitations set out in the relevant authorization. Re-use is to be construed as the Board of Directors' entitlement to let another party enter into an existing agreement on warrants. Re-

issue is to be construed as the Board of Directors' option to re-issue new warrants under the same authorization, if previously issued warrants have lapsed. One warrant shall give the right to subscribe one share with a nominal value of DKK 1 at a subscription price per share determined by the Board of Directors which, however, shall be no less than the market price per share of the Company’s shares at the time of issue.
The Board of Directors is authorized to set out more detailed terms for the warrants, and to amend the Articles of Association as required in connection with the exercise of these authorizations.
The existing shareholders of the Company shall not have a right of preemption in connection with issue of shares on the basis of warrants. The shares that are issued through the exercise of warrants shall carry the same pre-emption rights in connection with future increases, redemption rights, and transferability rights as the Company’s existing shares. The shares shall be negotiable instruments and issued in the name of the holder.
The Board of Directors has exercised the above authorizations as stipulated in schedule A which is an integral part of these articles.

§ 5A.
The Board of Directors is until and including March 12, 2029, authorized to let the Company issue convertible debt instruments in one or more issues, entitling the lender to covert its claim to a maximum of nominally DKK 3,000,000 new shares. However, the nominal increase of the share capital may be higher due to subsequent adjustments of the convertible debt instruments in accordance with the adjustment clauses determined by the Board of Directors when the convertible debt instruments are issued. The Board of Directors is also authorized to complete the consequential increase of the share capital. Convertible debt instruments may be issued against payment in cash or in other ways. The subscription of shares shall be without pre-emption rights for the shareholders and the convertible debt instruments shall be offered at a conversion price that at least corresponds to the market price of the shares at the time of the decision of the Board of Directors. The new shares shall carry the same pre-emption rights in connection with future increases, redemption rights, and transferability rights as the Company’s existing shares. The shares shall be negotiable instruments and issued in the name of the holder. The Board of Directors is authorized to determine the detailed terms of the convertible debt instruments and to amend the Articles of Association as required in connection with the exercise of this authorization.

§ 5B.
The authorizations to the Board of Directors set out in Articles 4A and 5A above combined can, subject to the limitations set forth therein, be utilized to increase the share capital by a total of nominally DKK 6,600,000 however, the nominal increase of the share capital may be higher due to subsequent adjustments of the convertible debt instruments in accordance with the adjustment clauses determined by the Board of Directors when the convertible debt instruments are issued.
§ 6.
The shares are issued in the name of the holder and are entered in the name of their holders in the Company’s Register of Shareholders. Until the board decides otherwise the register of shareholders shall be kept by VP Securities A/S (CVR no. 21599336), which has been designated as the Company’s registrar.
No restrictions shall apply to the transferability of the shares. The shares shall be negotiable instruments.
No shares shall confer any special rights upon the holder, and no shareholder shall be under an obligation to allow his shares to be redeemed.

§ 7.
The shares shall be issued through VP Securities A/S. The distribution of dividends etc. shall be subject to the rules of VP Securities A/S.

The General Meeting
§ 8.
The Company’s General Meetings shall be held in the municipality of Copenhagen or in the greater Copenhagen area.
Annual General Meetings shall be held each year not later than four (4) months after the end of the financial year.
Extraordinary General Meetings shall be held when resolved by the Board of Directors or one of the Company’s auditors appointed by the General Meeting, or when the Board of Directors is so requisitioned in writing and by shareholders holding not less than one-twentieth of the Company’s share capital who wishes to have a specific subject discussed on the General Meeting. When so requisitioned the Board of Directors shall within two (2) weeks convene an extraordinary General Meeting by giving the shortest possible notice.
The Board of Directors shall call the General Meeting with no less than three (3) weeks' notice and not more than five (5) weeks' notice by notification to Nasdaq Copenhagen and by posting on the Company's website (www.genmab.com). The length of the notice shall be reckoned from the first advertisement. General meetings shall moreover be convened by sending a notice to all shareholders entered in the Company’s Register of Shareholders having so requested, to the address, including the e-mail address, cf. § 16, indicated to the Company.
The notice calling the general meeting as well as other documents prepared for and in connection with the general meeting shall be prepared in English and, if decided by the Board of Directors, also in Danish.
In order to be transacted at the Annual General Meeting, resolutions proposed by the shareholders shall be submitted in writing to the Board of Directors no less than six (6) weeks prior to the date of the Annual General Meeting.

§ 8B.
General meetings may in special circumstances be held as wholly virtual general meetings without physical attendance as determined by the Board of Directors. Shareholders may attend such general meetings via the internet, on the Company’s website, by conference call, or on any other medium offering the same functionality.
§ 9.
The information referred to in section 99 (1) of the Danish Companies Act must be available for inspection on the Company’s website for a period of at least three (3) consecutive weeks before the date of the General Meeting.
As a minimum, this information shall include:

1.The notice.
2.The total share capital and the total number of voting rights on the date of the notice.
3.The documents to be submitted at the General Meeting, including with respect to the Annual General Meeting the audited Annual Report.
4.The agenda and the complete proposals.
5.The forms to be used for voting by proxy or postal voting, unless these forms have been sent directly to the shareholders.

§ 10.
Each share of DKK 1 entitles the shareholder to one vote.
Shareholders who are registered in the Company’s Register of Shareholders one week before the date of the General Meeting or shareholders from whom the Company no later than one week before the General Meeting has received a request for registration in the Register of Shareholders may attend and vote at the General Meeting. In order to attend General Meetings, shareholders must also obtain an admission card from the Company no later than three (3) days before the date of the meeting.
Shareholders may appear in person or by proxy and may be accompanied by an advisor just as a proxy may be accompanied by an advisor. Voting rights may be exercised under the instrument of proxy subject to the proxy, against the delivery of the instrument of proxy, having obtained an admission card to appear on behalf of the shareholder issuing the instrument. The holder of the proxy shall present a written and dated instrument of proxy.
Shareholders may vote by post, i.e. cast their votes in writing before the General Meeting. The postal vote certificate must reach the Company at 10.00 AM the day before the date of the General Meeting. To ensure identification of each shareholder voting by post, the shareholder must sign the postal vote certificate and state its full name and address in block letters or type as well as its VP-reference number. If the shareholder is a legal person, its Central Business Register (CVR) number or other similar identification must also be clearly specified in the certificate.

§ 11.
The Board of Directors shall appoint a chairman to preside at the General Meeting. The chairman shall decide all matters relating to the transaction of business and voting, including the issue of whether a written poll shall be taken.
Unless otherwise provided by the Companies Act all business transacted at General Meetings shall be resolved upon a simple majority of votes.
Unless the Companies Act otherwise provides, the adoption of any resolution to alter the Company’s Articles of Association or wind up the Company shall be subject to the affirmative vote of not less than two thirds of the votes cast as well as of the share capital represented at the General Meeting.
Minutes of the proceedings of the General Meeting shall be entered into a minute book, which shall be signed by the chairman of the meeting.

Board of Directors and Management
§ 12.
The Board of Directors is elected partly by the General Meeting and partly by the employees of the Company and its directly and indirectly owned subsidiaries and branch offices from time to time, regardless of whether their place of residence is within or outside the EU/EEA.
The General Meeting elects between three (3) and nine (9) members of the Board of Directors for a period which expires at the Annual General Meeting in the Company in the first year after the year of their election.
Provided the Company and its directly and indirectly owned subsidiaries and branch offices residing in Denmark, if any, together during the last three (3) years before an ordinary election have employed at least 35 employees on average the employees of the Company and its directly and indirectly owned subsidiaries and branch offices from time to time, regardless of whether their place of residence is within or outside the EU/EEA, have the right to elect a number of members of the Board of Directors equal to half of the members of the Board of Directors elected by the General Meeting as well as alternate members. If the condition of employment of at least 35 employees on average during the last three (3) years is not met prior to an ordinary election by the employees of members of the Board of Directors and alternate members, the right for the employees to elect members of the Board of Directors and alternate members according to these Articles shall cease for the period thereafter. An ordinary election by the employees of members of the Board of Directors and alternate members shall occur every third year. Re-election can occur. The election is being held as a direct election in accordance with an election regulation approved by the Board of Directors.
If the employees of the Company or the Company’s directly and indirectly owned subsidiaries exercise their right to elect company representatives and/or group representatives to the Board of Directors in accordance with the Companies Act, the right for the group employees to elect employee representatives in accordance with these articles shall no longer apply. Employee representatives already elected in accordance with these articles shall resign simultaneously with the commencement of the employee representatives elected in accordance with the Companies Act.
The Board of Directors shall elect one of its members as chairman of the Board.
The specific rules governing the activities of the Board of Directors shall be laid down in rules of procedure drawn up by the Board.
The Board of Directors shall form a quorum when more than half of its members are represented.
The business of the Board of Directors shall be resolved upon by a simple majority of votes.
The Board of Directors shall receive an annual remuneration the size of which shall be stated in the Annual Report.

§ 13.
The chairman of the Board of Directors shall ensure that the Board of Directors meets whenever required. A member of the Board of Directors or a member of the Management may demand that a meeting of the Board of Directors be convened.
Minutes of the proceedings of the Board of Directors shall be entered into a minute book, which shall be signed by all attending members of the Board of Directors.
The Board of Directors shall appoint 1-5 registered managers in charge of the day-to-day operations of the Company. The Board of Directors may grant powers of procure and determine rules as to who shall be authorized to sign for the Company in relation to banks etc.

§ 14.
The Company has established an indemnification scheme for members of its Board of Directors (each a “Board Member”). Under the indemnification scheme, the Company shall indemnify and hold harmless a Board Member from and against any losses actually and reasonably incurred by such Board Member arising out of actual or potential claims, including costs, expenses, fees, interests, and potential tax liabilities associated therewith, raised by a third party (other than Genmab group companies) against a Board Member in his/her capacity as Board Member. No third party shall be entitled to rely directly on or derive any benefits from the Scheme or have any recourse against the Company on account of the Scheme.
Any indemnification of Board Members under the Scheme shall be secondary to (but not conditioned on) coverage under the Company's directors’ and officers’ liability insurance (“D&O Insurance”) as applicable from time to time (however with the exception of the retention/deductible under the D&O Insurance) and other forms of reasonably available indemnification. The Scheme may thus also provide coverage for losses, which are not covered wholly or partly under the D&O Insurance, as applicable from time to time. The secondary coverage does not imply an obligation on the Company to exhaust any and all opportunities to relieve Board Members from liability. Neither shall it prevent the Company from covering Board Members’ legal defence costs.
Excluded from indemnification under the Scheme are any losses relating to liability incurred by a Board Member arising out of such Board Member’s fraud, criminal offences, wilful misconduct, or gross negligence.
The Scheme shall apply until and including March 12, 2029, or the annual general meeting in 2029 if this is later, and subject to the terms and conditions of the Scheme, covers claims made against a Board Member arising out of or originating from facts or circumstances prior to the expiry of this term and must be notified to the Company no later than March 12, 2034.
The Board of Directors shall set out the detailed terms of the Scheme, including the financial limitations as well as the relevant procedural and administrative regulations governing the Scheme. The Board of Directors shall in this connection obtain advice from one or more reputable insurance brokers and/or underwriters in respect of: i) maintaining a D&O Insurance on commercially reasonable terms including in respect of the applicable retention/deductible, and ii) determining an appropriate maximum coverage for the Scheme. With a view to counter potential conflicts of interests, indemnification of a Board Member’s loss under the Scheme shall always be subject to a legal opinion from a leading independent law firm concluding that the claim concerned is covered by the Scheme.
All claims for indemnification, including if the conduct of a Board Member is covered by the Scheme, shall be processed and determined in accordance with Danish law.

Authority to Bind the Company

§ 15.

The Company shall be bound by the joint signatures of a member of the Board of Directors and a member of the Management or by two members of the Board of Directors.

Electronic Communication

§ 16.
The Company shall be entitled to use electronic document exchange and electronic mail, as specified below, when communicating with its shareholders in lieu of sending or providing paper based documents pursuant to these Articles of Association and the Companies Act, except when otherwise required by mandatory legislation. The Company may at all times communicate with any of its shareholders using normal letter mail and paper based documents as a supplement or alternative to electronic communication.
Notice to the shareholders of convening of an Annual or Extraordinary General Meeting, including complete proposals to amend the Articles of Association, the agenda, the Annual Report, interim financial reports, company announcements, minutes of the General Meeting and admittance cards as well as any other general information etc. from the Company to its shareholders may thus be sent by the Company to its shareholders via e-mail.
The above documents, except admittance cards to the General Meeting, will be published on the Company’s website (www.genmab.com).
The Company’s registered shareholders may through the Company’s website submit an electronic address to which notices etc. can be sent. It is the responsibility of each shareholder to ensure that the Company is in possession of a proper electronic address. The shareholders can find more information about the procedures for the use of electronic communication as well as system requirements on the Company’s website (www.genmab.com).

Company Announcements
§ 17.
Company announcements may be prepared in English only, if decided by the Board of Directors.

Accounting and Auditing

§ 18.
The accounting year of the Company shall be the calendar year.

§ 19.
Annual Reports shall be prepared in English and, if decided by the Board of Directors, in Danish.

§ 20.
The Company’s accounts shall be audited by one or more state authorized public accountants elected by the Annual General Meeting.

§ 21.
The Company’s accounts shall give a true and fair view of the Company’s assets and liabilities, of its financial position, and profit and loss, in accordance with Danish financial reporting rules, international financial reporting standards (IFRS) and possibly US GAAP.

Schedule A

Under the authorization of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on October 5, 2017 re-issued 1,145 warrants and issued 17,611 new warrants to subscribe for up to 18,756 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 18,756 related to the issued warrants. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. Of the lapsed warrants 778 have been re-issued on September 21, 2018, and 77 have been re-issued on March 1, 2019 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.
Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on December 15, 2017 re-issued 3,748 warrants and issued warrants (respectively 64,099 and 71,750 under the authorizations) to subscribe for up to 139,597 of the Company’s shares, each with a nominal value of DKK 1 to managers and employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 139,597 related to the issued warrants. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. Of the lapsed warrants 314 have been re-issued on April 10, 2018, 3,398 have been re-issued on September 21, 2018, 1,745 have been re-issued on December 10, 2018, 503 have been re-issued on March 1, 2019, and 976 have been re-issued on March 26, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 15,610 have been re-issued on February 26, 2021 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on April 10, 2018 re-issued 6,150 warrants and issued 8,804 warrants to subscribe for up to 14,954 of the Company's shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 14,954 related to the issued warrants. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.
Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on June 7, 2018 re-issued 1,012 warrants and issued 13,702 warrants to subscribe for up to 14,714 of the Company's shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 14,714 related to the issued warrants. All of these warrants have been exercised, have lapsed upon termination of employees’ employment or have lapsed as non-exercised. Of the lapsed warrants 150 have been re-issued on June 6, 2019 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 209 have been re-issued on February 26, 2021 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on September 21, 2018 re-issued 4,473 warrants and issued 28,753 warrants to subscribe for up to 33,226 of the Company's shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 33,226 related to the issued warrants. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. Of the lapsed warrants 2,315 have been re-issued on June 6, 2019, and 3,732 have been re-issued on March 26, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 682 have been re-issued on February 26, 2021 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on December 10, 2018 re-issued 3,405 warrants and issued 210,208 new warrants to subscribe for up to 213,613 of the Company’s shares, each with a nominal value of DKK 1 to managers and employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 213,613 related to the issued warrants. All of these warrants have been exercised, have lapsed upon termination of employees' employment or have lapsed as non-exercised. Of the lapsed warrants 3,176 have been re-issued on March 1, 2019, 1,414 have been re-issued on June 6, 2019, and 2,911 have been re-issued on March 26, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 23,760 have been re-issued on February 26, 2021 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on March 1, 2019 re-issued 6,862 warrants and issued 13,120 new warrants to subscribe for up to 19,982 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 19,982 related to the issued warrants. All of these warrants have been exercised, have lapsed upon termination of employees’ employment or have lapsed as non-exercised. Of the lapsed warrants 152 have been re-issued on March 26, 2020, and 188 have been re-issued on October 7, 2021 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 302 have been re-issued on February 26, 2021 and 312 have been re-issued on June 22, 2021 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on March 29, 2019 issued 8,035 new warrants to subscribe for up to 8,035 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 8,035 related to the issued warrants. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. Of the lapsed warrants, 76 have been re-issued on October 11, 2019 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 297 have been re-issued on February 25, 2022 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.

Under the authorizations of March 28, 2017 to issue 500,000 warrants and March 29, 2019 to issue 500,000 warrants, the Board of Directors has on June 6, 2019 re-issued 3,879 warrants and issued 17,464 new warrants to subscribe for up to 21,343 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of three of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 21,343 related to the issued warrants. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. Of the lapsed warrants, 998 have been re-issued on October 7, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 1,055 have been re-issued on February 26, 2021, 243 have been re-issued on June 22, 2021, and 1,838 have been re-issued on February 25, 2022 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on October 11, 2019 re-issued 76 warrants and issued 62,772 new warrants to subscribe for up to 62,848 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 62,848 related to the issued warrants. 45,311 of these warrants had on August 11, 2026 been exercised, and 12,428 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 3,725 have been re-issued on October 7, 2020, and 105 have been re-issued on December 15, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 4,922 have been re-issued on February 26, 2021, 1,873 have been re-

issued on February 25, 2022, 126 have been re-issued on June 9, 2022, 384 have been re-issued on September 20, 2022, and 1,293 have been re-issued on February 24, 2023 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on December 5, 2019 issued 195,011 new warrants to subscribe for up to 195,011 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 195,011 related to the issued warrants. 116,015 of these warrants had on August 11, 2026 been exercised, and 23,758 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 1,873 have been re-issued on October 7, 2020, and 2,789 have been re-issued on December 15, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 4,946 have been re-issued on February 26, 2021, 2,163 have been re-issued on February 25, 2022, 3,309 have been re-issued on June 9, 2022, 2,201 have been re-issued on September 20, 2022, 833 have been re-issued on November 21, 2022, and 5,644 have been re-issued on February 24, 2023 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorizations of March 28, 2017 to issue 500,000 warrants and March 29, 2019 to issue 500,000 warrants, the Board of Directors has on March 26, 2020 re-issued 7,771 warrants and issued 25,907 new warrants to subscribe for up to 33,678 of the Company’s shares, each with a nominal value of DKK 1 to a manager and employees of the Company and of three of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 33,678 related to the issued warrants. 16,973 of these warrants had on August 11, 2026 been exercised, and 4,959 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 105 have been re-issued on December 15, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 1,519 have been re-issued on February 25, 2022, 408 have been re-issued on June 9, 2022, 708 have been re-issued on September 20, 2022, and 2,219 have been re-issued on June 8, 2023 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on June 3, 2020 re-issued 3,909 warrants and issued 11,736 new warrants to subscribe for up to 15,645 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and three of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 15,645 related to the issued warrants. 6,089 of these warrants had on September 12, 2023 been exercised, and 3,730 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 63 have been re-issued on December 15, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 684 have been re-issued on February 25, 2022, 845 have been re-issued on June 9, 2022, 805 have been re-issued on September 20, 2022, 287 have been re-issued on November 21, 2022, and 1,046 have been re-issued on June 8, 2023 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.

Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on October 7, 2020 re-issued 2,687 warrants and issued 41,254 new warrants to subscribe for up to 43,941 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and three of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 43,941 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 10,312 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 300 have been re-issued on February 26, 2021, 6,692 have been re-issued on February 25, 2022, 1,949 have been re-issued on June 9, 2022, 112 have been re-issued on September 20, 2022, 50 have been re-issued on November 21, 2022, 729 have been re-issued on February 24, 2023, 300 have been re-issued on June 8, 2023, and 180 have been re-issued on September 28, 2023 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on December 15, 2020 re-issued 3,062 warrants and issued 21,902 new warrants to subscribe for up to 24,964 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and three of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 24,964 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 2,591 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 1,203 have been re-issued on February 25, 2022, 579 have been re-issued on June 9, 2022, 199 have been re-issued on September 20, 2022, and 610 have been re-issued on February 23, 2024 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.

Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on January 28, 2021 issued 14,220 new warrants to subscribe for up to 14,220 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and three of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 14,220 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 4,167 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 1,891 have been re-issued on February 25, 2022, 2,046 have been re-issued on June 9, 2022, and 230 have been re-issued on September 20, 2022 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on February 26, 2021 re-issued 41,081 warrants and issued 48,152 new warrants, and under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has furthermore on February 26, 2021 re-issued 10,705 warrants to subscribe for up to 99,938 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 99,938 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 17,252 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 167 have been re-issued on October 7, 2021, 544 have been re-issued on November 22, 2021, 2,387 have been re-issued on February 25, 2022, 212 have been re-issued on September 20, 2022, 298 have been re-issued on June 8, 2023, 143 have been re-issued on September 28, 2023, 72 have been re-issued on November 21, 2023, and 141 have been re-issued on February 23, 2024 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on April 13, 2021 issued 1,287 new warrants to a manager of the Company. Furthermore, under the authorization March 29, 2019 to issue 500,000 warrants, the Board of Directors has on April 13, 2021 issued 15,788 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 17,075 of the Company's shares, each with a nominal value of DKK 1. None of these warrants to subscribe for shares have been exercised, but 2,511 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 195 have been re-issued on February 25, 2022, 1,313 have been re-issued on June 9, 2022, 108 have been re-issued on September 20, 2022, 286 have been re-issued on November 21, 2022, 76 have been re-issued on February 24, 2023, 294 have been re-issued on June 8, 2023, 46 have been re-issued on September 28, 2023, 119 have been re-issued on November 21, 2023, and 74 have been re-issued on February 23, 2024 as set out in this Schedule A as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on June 22, 2021 re-issued 555 warrants and issued 15,780 new warrants to subscribe for up to 16,335 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 16,335 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 3,810 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 100 have been re-issued on November 22, 2021, and 974 have been re-issued on February 25, 2022 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on October 7, 2021 re-issued 355 warrants and issued 21,182 new warrants to subscribe for up to 21,537 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 21,537 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 4,578 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 23 have been re-issued on February 25, 2022 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on November 22, 2021 re-issued 644 warrants and issued 6,235 new warrants to subscribe for up to 6,879 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 6,879 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 853 had on June 30, 2026 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on January 25, 2022 issued 11,027 new warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on January 25, 2022 issued 6,814 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 17,841 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 3,152 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 793 have been re-issued on September 20, 2022, and 206 have been re-issued on November 21, 2022 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on February 25, 2022 issued 50,000 new warrants and re-issued 3,164 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on February 25, 2022 issued 79,097 new warrants and re-issued 18,575 warrants to employees of the Company and the Company's subsidiaries. Moreover, under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on February 25, 2022 issued 24,759 new warrants to employees of the Company and the Company's subsidiaries The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 175,595 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 30,710 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 1,951 have been re-issued on June 9, 2022, 1,096 have been re-issued on September 20, 2022, 825 have been re-issued on November 21, 2022, 3,040 have been re-issued on February 24, 2023, 2,738 have been re-issued on June 8, 2023, 3,142 have been re-issued on September 28, 2023, 1,681 have been re-issued on November 21, 2023, 967 have been re-issued on February 23, 2024, 78 have been re-issued on June 12, 2024, 208 have been re-issued on September 26, 2024, and 435 have been re-issued on November 21, 2024 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on March 29, 2022 issued 13,912 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 13,912 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 817 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 453 have been re-issued on February 24, 2023, 85 have been re-issued on June 8, 2023, 189 have been re-issued on September 28, 2023, 23 have been re-issued on November 21, 2023, 63 have been re-issued on June 12, 2024, and 4 have been re-issued on June 12, 2025 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on June 9, 2022 re-issued 11,193 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on June 9, 2022 re-issued 1,333 warrants and issued 10,238 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 22,764 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 4,227 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 129 have been re-issued on November 21, 2022, 414 have been re-issued on February 24, 2023, 468 have been re-issued on June 8, 2023, 530 have been re-issued on September 28, 2023, 737 have been re-issued on November 21, 2023, 223 have been re-issued on February 23, 2024, 55 have been re-issued on June 12, 2024, 107 have been re-issued on February 28, 2025, and 393 have been re-issued on June 12, 2025 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on September 20, 2022 re-issued 6,848 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on September 20, 2022 issued 12,941 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 19,789 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised but 2,266 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 145 have been re-issued on February 24, 2023, 72 have been re-issued on June 8, 2023, 261 have been re-issued on September 28, 2023, 659 have been re-issued on November 21, 2023, 20 have been re-issued on February 23, 2024, 252 have been re-issued on September 26, 2024, 29 have been re-issued on June 12, 2025, and 49 have been re-issued on November 20, 2025 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on November 21, 2022 re-issued 2,616 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on November 21, 2022 issued 6,441 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 9,057 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 1,770 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 121 have been re-issued on February 24, 2023, 51 have been re-issued on September 28, 2023, 442 have been re-issued on November 21, 2023, 14 have been re-issued on February 23, 2024, 179 have been re-issued on June 12, 2024, 42 have been re-issued on November 20, 2025, and 499 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on January 24, 2023 issued 5,138 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 5,138 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 843 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 77 have been re-issued on September 28, 2023, 31 have been re-issued on February 23, 2024, 33 have been re-issued on June 12, 2024, 447 have been re-issued on September 26, 2024, 64 have been re-issued on November 21, 2024, and 191 have been re-issued on November 20, 2025 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on February 24, 2023 re-issued 10,661 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on February 24, 2023 re-issued 1,254 warrants and issued 152,418 new warrants to employees of the Company and the Company's subsidiaries. The

Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 164,333 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 30,335 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 586 have been re-issued on June 8, 2023, 3,254 have been re-issued on September 28, 2023, 3,518 have been re-issued on November 21, 2023, 558 have been re-issued on January 25, 2024, 1,671 have been re-issued on February 23, 2024, 1,515 have been re-issued on June 12, 2024, 1,640 have been re-issued on September 26, 2024, 2,272 have been re-issued on November 21, 2024, 822 have been re-issued on February 28, 2025, 3,210 have been re-issued on June 12, 2025, 678 have been re-issued on September 25, 2025, 4,157 have been re-issued on November 20, 2025, and 2,100 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on March 29, 2023 issued 16,276 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 16,276 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 3,635 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 294 have been re-issued on November 21, 2023, 27 have been re-issued on January 25, 2024, 144 have been re-issued on February 23, 2024, 313 have been re-issued on June 12, 2024, 830 have been re-issued on September 26, 2024, 157 have been re-issued on February 28, 2025, 407 have been re-issued on September 25, 2025, 930 have been re-issued on November 20, 2025, and 127 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on June 8, 2023 re-issued 5,047 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on June 8, 2023 re-issued 3,059 warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 8,106 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 1,605 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 106 have been re-issued on November 21, 2023, 42 have been re-issued on February 23, 2024, 47 have been re-issued on June 12, 2024, 13 have been re-issued on September 26, 2024, 86 have been re-issued on September 25, 2025, 303 have been re-issued on November 20, 2025, and 23 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on September 28, 2023 re-issued 1,848 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on September 28, 2023 re-issued 6,025 warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 7,873 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 1,744 had on June 30, 2026 lapsed upon termination of employees' employment.

Of the lapsed warrants, 7 have been re-issued on February 23, 2024, 298 have been re-issued on June 12, 2024, 51 have been re-issued on September 26, 2024, 231 have been re-issued on February 28, 2025, 27 have been re-issued on September 25, 2025, 239 have been re-issued on November 20, 2025, and 24 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on November 21, 2023 re-issued 2,039 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on November 21, 2023 re-issued 5,612 warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 7,651 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 1,609 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 25 have been re-issued on February 23, 2024, 59 have been re-issued on September 26, 2024, 64 have been re-issued on September 25, 2025, 619 have been re-issued on November 20, 2025, and 15 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on January 25, 2024 re-issued 585 warrants and issued 4,883 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 5,468 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 570 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 53 have been re-issued on November 21, 2024, 67 have been re-issued on February 28, 2025, 165 have been re-issued on September 25, 2025, 117 have been re-issued on November 20, 2025, and 12 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on February 23, 2024 re-issued 2,418 warrants. Furthermore, under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on February 23, 2024, re-issued 1,551 warrants and issued 312,930 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 316,899 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 56,041 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 1,791 have been re-issued on June 12, 2024, 5,656 have been re-issued on September 26, 2024, 2,895 have been re-issued on November 21, 2024, 2,913 have been re-issued on February 28, 2025, 8,254 have been re-issued on September 25, 2025, 730 have been re-issued on November 20, 2025, 14,933 have been re-issued on January 29, 2026, and 5,587 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on March 13, 2024 issued 6,660 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 6,660 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 1,871 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 102 have been re-issued on June 12, 2024, 143 have been re-issued on November 21, 2024, and 1,510 have been re-issued on January 29, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on June 12, 2024 re-issued 4,474 warrants and issued 11,578 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 16,052 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 2,579 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 4 have been re-issued on September 26, 2024, 33 have been re-issued on November 21, 2024, 52 have been re-issued on February 28, 2025, 1,964 have been re-issued on January 29, 2026, and 300 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on September 26, 2024 re-issued 11,355 warrants and issued 2,560 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 13,915 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 2,132 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants,

201 have been re-issued on February 28, 2025, 869 have been re-issued on January 29, 2026, and 279 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on November 21, 2024 re-issued 5,895 warrants and issued 4,958 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 10,853 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 794 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 91 have been re-issued on January 29, 2026, and 84 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on January 23, 2025 issued 5,289 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 5,289 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 273 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 128 have been re-issued on January 29, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on February 28, 2025 re-issued 4,550 warrants and issued 159,019 new warrants to employees of the Company and the Company's subsidiaries. Additionally, under the authorization of March 13, 2024 to issue

750,000 warrants, the Board of Directors has on February 28, 2025 issued 353,622 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 517,191 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 67,236 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 14,778 have been re-issued on January 29, 2026, 25,593 have been re-issued on February 27, 2026, and 4,706 have been re-issued on June 11, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 13, 2024 to issue 750,000 warrants, the Board of Directors has on March 12, 2025 issued 4,214 new warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 4,214 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 501 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 27 have been re-issued on February 27, 2026, and 237 have been re-issued on June 11, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on June 12, 2025 re-issued 3,636 warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 3,636 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 357 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 34 have been re-issued on January 29, 2026, and 64 have been re-issued on February 27, 2026 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on September 25, 2025 re-issued 9,681 warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 9,681 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 539 had on June 30, 2026 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on November 20, 2025 re-issued 7,377 warrants to employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 7,377 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 84 had on June 30, 2026 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on January 29, 2026 re-issued 28,718 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of March 13, 2024 to issue 750,000 warrants, the Board of Directors has on January 29, 2026 re-issued 5,589 warrants to the employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK

34,307 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 6,951 had on June 30, 2026 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of April 13, 2021 to issue 750,000 warrants, the Board of Directors has on February 27, 2026 re-issued 10,013 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of March 13, 2024 to issue 750,000 warrants, the Board of Directors has on February 27, 2026 re-issued 24,721 warrants and issued 391,240 new warrants to the employees of the Company and the Company's subsidiaries. Additionally, under the authorization of March 12, 2025 to issue 750,000 warrants, the Board of Directors has on February 27, 2026 issued 29,030 new shares to the employees of the company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 455,004 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 14,766 had on June 30, 2026 lapsed upon termination of employees' employment. Of the lapsed warrants, 1,131 have been re-issued on June 11, 2026, as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 12, 2025 to issue 750,000 warrants, the Board of Directors has on March 19, 2026 issued 4,485 new shares to the employees of the company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 4,485 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 6 had on June 30, 2026 lapsed upon termination of employees'

employment. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.
Under the authorization of March 13, 2024 to issue 750,000 warrants, the Board of Directors has on June 11, 2026 re-issued 5,893 warrants to employees of the Company and the Company's subsidiaries. Furthermore, under the authorization of March 12, 2025 to issue 750,000 warrants, the Board of Directors has on June 11, 2026 re-issued 181 warrants and issued 9,420 new warrants to the employees of the Company and the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 15,494 of the Company’s shares, each with a nominal value of DKK 1, related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 311 had on June 30, 2026 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule F to these Articles of Association and are an integral part of these articles.

Schedule B
[DELETED BY DECISION BY THE GENERAL MEETING ON APRIL 15, 2009]

Schedule C

[DELETED BY DECISION BY THE BOARD OF DIRECTORS ON MAY 7, 2024]

Schedule D

[DELETED BY DECISION BY THE BOARD OF DIRECTORS ON MAY 7, 2024]

Schedule E

Under the authorizations by the General Meeting of April 17, 2013, April 9, 2014, March 28, 2017 and March 29, 2019, the Board of Directors has as of January 28, 2021 granted warrants to subscribe for shares in the Company as follows:

Employees, including managers
The Board of Directors issued on March 28, 2017 warrants with the right to subscribe 8,736 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,402 to employees of the Company and its subsidiaries.
The Board of Directors issued on March 29, 2017 warrants with the right to subscribe 8,400 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,427 to a manager of the Company.
The Board of Directors issued on June 8, 2017 warrants with the right to subscribe 5,224 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,408 to employees of the Company and two of its subsidiaries.
The Board of Directors issued on October 5, 2017 warrants with the right to subscribe 18,756 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,432 to employees of the Company and two of its subsidiaries.
The Board of Directors issued on December 15, 2017 warrants with the right to subscribe 139,597 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,032 to managers and employees of the Company and two of its subsidiaries.
The Board of Directors issued on April 10, 2018 warrants with the right to subscribe 14,954 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,210 to employees of the Company and two of its subsidiaries.
The Board of Directors issued on June 7, 2018 warrants with the right to subscribe 14,714 ordinary shares each with a nominal value of DKK 1 at the price of DKK 962 to employees of the Company and two of its subsidiaries.

The Board of Directors issued on September 21, 2018 warrants with the right to subscribe 33,226 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,050 to employees of the Company and two of its subsidiaries.
The Board of Directors issued on December 10, 2018 warrants with the right to subscribe 213,613 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,025 to managers and employees of the Company and two of its subsidiaries.
The Board of Directors issued on March 1, 2019 warrants with the right to subscribe 19,982 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,161 to employees of the Company and two of its subsidiaries.
The Board of Directors issued on March 29, 2019 warrants with the right to subscribe 8,035 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,155 to employees of the Company and two of its subsidiaries.
The Board of Directors issued on June 6, 2019 warrants with the right to subscribe 21,343 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,147.50 to employees of the Company and three of its subsidiaries.
The Board of Directors issued on October 11, 2019 warrants with the right to subscribe 62,848 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,334.50 to employees of the Company and two of its subsidiaries.
The Board of Directors issued on December 5, 2019 warrants with the right to subscribe 195,011 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,615 to employees of the Company and its subsidiaries.
The Board of Directors issued on March 26, 2020 warrants with the right to subscribe 33,678 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,362.50 to a manager and employees of the Company and three of its subsidiaries.
The Board of Directors issued on June 3, 2020 warrants with the right to subscribe 15,645 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,948 to employees of the Company and three of its subsidiaries.

The Board of Directors issued on October 7, 2020 warrants with the right to subscribe 43,941 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,317 to employees of the Company and three of its subsidiaries.
The Board of Directors issued on December 15, 2020 warrants with the right to subscribe 24,964 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,381 to employees of the Company and three of its subsidiaries.
The Board of Directors issued on January 28, 2021 warrants with the right to subscribe 14,220 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,492 to employees of the Company and three of its subsidiaries.

All warrants have been issued on the following terms and conditions:

A. General description of warrants.

A warrant means a right – but not an obligation – of the owner (the “Owner”) to subscribe for ordinary shares in the Company at a price fixed in advance (the exercise price).
The Owner of the warrant can for a given period choose to subscribe for shares in the Company by paying the exercise price.
The warrant does not entitle the Owner to vote at the Company’s general meeting or to receive dividends.
When a warrant is exercised, the value may be calculated as the difference between the market value of the shares subscribed and the exercise price. The value cannot become negative without the Owner’s acceptance because a warrant is a right – but not an obligation – to subscribe for shares in the Company. If the market price of the shares at the time of subscription is lower than the exercise price the Owner can abstain from subscribing for shares in the Company.
The Owner of the warrant is obligated to give notice to the Company of changes in the Owner’s contact information.

B. Conditions for exercise of Warrants.

The Warrants are not granted due to work already performed by the Owners, but are granted in order to motivate the Owners, as described below, during the years following the date of issue of the Warrants.
Thus, the Warrants are issued and granted in order to increase and motivate the Owners’ focus on a positive development of the market price of the shares of the Company and to motivate the Owners to work for a future value increase in the Company and its subsidiaries.

(I) Exercise Price.

Warrants are issued to the Owner free of charge.
One Warrant entitles the Owner to subscribe for one ordinary share of a nominal value of DKK 1 at a price per share (the “Exercise Price”) determined by the Board of Directors at the time of issue, but which cannot be lower than the price of the Company’s shares as listed on Nasdaq Copenhagen at close of business on the day of issue by the Board of Directors (the “Date of Issue”).

(II) Exercise Period & Vesting Schedule.

(a) The Warrants will lapse automatically, without prior notice and without compensation on the seventh (7th) anniversary of the Date of Issue (the “Expiry Date”).
From the Date of Issue and until the Expiry Date (“The Exercise Period”), an Owner earns the right to keep and exercise Warrants only in accordance with the following rules:

Until three (3) years from the Date of Issue of a particular grant of Warrants, no such Warrants are earned/can be exercised.

For a period starting three (3) years after the Date of Issue (a “Vesting Date”) of such particular grant of Warrants and ending on the Expiry Date, the Owner has earned and may exercise all of such Warrants provided that the Owner’s employment relationship has not expired on or before such Vesting Date due to one of the reasons set out below under heading (c).

For the sake of clarity it is noted that in no event can Warrants be exercised earlier than three (3) years after the Date of Issue of the Warrants in question, unless as set out in Clause B.II, heading (d) in this Schedule E.

(b) In case of termination of the employment relationship with the Company or one of its subsidiaries the Owner or his/her estate shall be entitled to keep and exercise all Warrants issued to the Owner in instances where the Company or one of its subsidiaries terminates the Owner’s employment relationship without the Owner having given the Company/subsidiary good reason to do so. However, provided that the Owner is comprised by the Danish Act no. 309 of May 5th, 2004 (regarding the use of stock options etc. in employment relationships), the Company/subsidiary shall only be deemed to have terminated the Owner's employment with good reason to the extent the termination is made due to the Owner's breach of his/her employment relationship; or

the Owner terminates the employment relationship as a result of a material breach on the part of the Company/subsidiary; or

the employment relationship is terminated as a result of the Owner’s death, sickness or injury (other than termination by the employer due to excessive absenteeism or absence without notice), or retirement at an age where the Owner is eligible for Company or governmental pension.

Any exercise may however, only take place within the time periods where the Warrants in question would otherwise become exercisable had the employment relationship continued unchanged – that is, the Owner in question cannot be treated more favourably than the continuing employees of the Company or its subsidiaries.

(c) In case of termination of the Owner’s employment relationship with the Company or one of its subsidiaries in all other instances than those described above under heading (b), the Owner’s right to exercise the Owner’s Warrants shall be limited as described under heading (a) above.

(d) In case of a direct or indirect transfer of shares in the Company which entails that the acquirer achieves any one or more of the following:

1)holds at least a third of the voting rights in the Company, unless it is clearly demonstrated that such holding does not constitute a controlling influence over the Company,
2)by way of an agreement with other investors controls at least a third of the voting rights in the Company,
3)is able to control the Company's financial and operational matters due to the content of the Company's articles of association or as a result of any agreement, or

4)is able to appoint or dismiss a majority of the members of the Board of Directors, and the Board of Directors has controlling influence over the Company,

then, the Owner shall immediately be granted the right to exercise all the Owner’s Warrants. However, to the extent (i) the Owner has at the time of the transfer of shares received or given notice of termination of the Owner’s employment relationship with the Company or its subsidiaries, (ii) such termination notice has become effective prior to the transfer of shares, and (iii) such notice is received or given prior to the transfer of shares due to reasons comprised by heading (c) above, the Owner will only have the right to exercise the number of Warrants following from heading (a) above. Termination of the Owner’s employment in connection with or as a consequence of a transfer of shares as described above shall not be considered to be a good reason as described in heading (a) above.

(e) Exercise of Warrants to subscribe shares is dependent upon the availability of the Company’s Board of Directors to make the necessary arrangements in preparation for the increase of the share capital of the Company. Any Owner must respect that the Board of Directors may in its discretion decide to schedule defined periods where requests to exercise Warrants may be submitted to fit the working schedule of the Board of Directors as well as to allow that other requests to exercise Warrants are processed at the same time.

(f) Any exercise of Warrants must respect the stock exchange regulation in force from time to time, including the prohibition against insider trading.

(III) Procedure for Exercise.

Warrants must be exercised by the Owner sending a written request to the Board of Directors of the Company for the issue of new shares within the Exercise Periods. The request shall specify the number of shares subscribed for as well as the Owner’s account with VP Securities A/S at which the shares shall be registered. The cash subscription amount (i.e. the Exercise Price times the number of shares subscribed for) shall be paid to the Company in full at the same time or no later than the day before the subscription of the shares. The Board of Directors may require that requests to exercise are made using special forms or using specific digital solutions.
(IV) Non-transferability.

(a) The Warrants issued are personal and may never be the subject of transfer or assignment. Warrants may not be pledged or otherwise serve as the basis for settlement of claims by the Owner’s creditors. However, transfer can be made to heirs in case of the Owner’s death.

(b) Irrespective of heading (a) above, an Owner may transfer his/her Warrants to a company that is wholly-owned (100%) by the Owner. In such case, a principle of transparency will apply causing the receiving company’s rights and obligations (including but not limited to the possibility of earning the right to exercise the Warrants) to be identical to those of the Owner. If an Owner transfers his/her Warrants to a company that is wholly-owned by the Owner, the Owner shall without undue delay notify the Company and present appropriate proof of the transfer.

(c) Irrespective of heading (a) above, the Board of Directors can on a case-by-case basis decide that an Owner may transfer his/her Warrants to a third party. The Board of Directors will determine the conditions for such transfer on a case-by-case basis.

(d) If an Owner enters into an agreement with the Company or its subsidiaries to make use of S. 7P of the Danish Tax Assessment Act then the Owner will be prohibited from transferring Warrants to a fully-owned company or – on the basis of the Board of Director’s permission – transferring Warrants to a third party, cf. headings (b) to (c) above.

C. General Terms.

(a) Existing shareholders of the Company do not have a right of pre-emption to the shares issued on the basis of the Owner’s exercise of Warrants. The shares issued on the basis of Warrants shall be negotiable instruments issued in the name of the holder. No restrictions shall apply to the transferability of the shares except as may otherwise be provided by the laws of the jurisdiction of the Owner’s domicile (other than Danish law). No shares shall confer any special rights upon the holder, and no shareholder shall be under an obligation to allow his/her shares to be redeemed.

(b) At the request of the Owner, the Board of Directors of the Company shall issue certificates concerning the Owner’s right to Warrants.

D. Adjustment of the Exercise Price and/or the Share Number.

(a) If changes to the capital structure of the Company are implemented causing the value of the non-exercised warrants to be increased or reduced, an adjustment of the Exercise Price and/or the number of shares which may be subscribed for on the basis of the non-exercised warrants (the “Share Number”) shall be made. Main examples of such changes in the capital structure of the Company are capital increases and capital decreases not done at market price, payment of dividend, cf. heading (b) below, issuance of bonus shares, change of the denomination of the shares in the Company, purchase and sale of own shares, issuance of warrants and/or convertible instruments, cf. heading (c) below, merger and demerger.
However, no adjustment of the Exercise Price nor the Share Number shall be made as a result of capital increases implemented on the basis of the exercise of the warrants comprised by this Warrant Scheme or by Schedule C or Schedule D to the Company’s Articles of Association.

(b) If the Company in an accounting year distributes dividend of more than DKK 5 per share at DKK 1, the Exercise Price shall be reduced to such an extent that the value of the warrants is unaffected by the part of the dividend exceeding the said amount.

(c) Irrespective of heading (a) above, if the Company resolves to issue stock options, shares, warrants, convertible instruments or the like to the Company's and/or its subsidiaries' employees, including the Company’s managers, or buys or sells own shares in this connection, no adjustment of the Exercise Price nor the Share Number shall be made. This applies irrespective of whether the issued share instruments provide the right to acquire shares at a price lower than the market price on the Company's shares at the time of allotment or whether the purchase/sale of own shares takes place at a price higher or lower than the market price on the Company's shares.

(d) If adjustments pursuant to this Clause D causes the Exercise Price to become lower than par, the warrants may as a starting point not be exercised. However, an Owner may exercise the warrants in accordance with the provisions hereof, if the Owner accepts that the Exercise Price is increased to par without providing the Owner with a right to compensation.

(e) The Company’s Board of Directors shall determine whether an implemented change in the capital causes for an adjustment of the Exercise Price and/or the Share Number.

If so determined, the adjustment of the Exercise Price and/or the Share Number shall be made by the Company’s Board of Directors as soon as possible after the implementation of the relevant change and to the extent possible according to generally accepted principles therefore and otherwise in such a manner that the value of the warrants as estimated by the Board of Directors after the relevant change to the extent possible corresponds to the value of the warrants as estimated by the Board of Directors immediately prior to the change.

(f) The Owner is entitled to demand that the adjustment of the Exercise Price and/or Share Number made pursuant to heading (e) above (but not the decision as to whether an adjustment shall be made or not) is subjected to a valuation by a special expert valuer appointed by the Institute of State Authorised Public Accountants. A demand for a valuation must be made by the Owner to the Company not later than two weeks after the Owner has been notified of the Board of Directors' adjustment. Thereafter, the valuation shall be made as quickly as possible.

(g) Where a valuer is appointed pursuant to heading (f) above, and the valuer’s valuation deviates from the adjustments made by the Board of Directors, the valuer's valuation shall be used as a basis for adjusting the Exercise Price and/or Share Number.
The valuation of the valuer is final and binding on both the Owners and the Company and cannot be brought before the courts or arbitration. The costs of the valuation shall be borne by the Owner or Owners (as the case may be) and the Company each paying half of the costs irrespective of the outcome of the valuation.

E. Merger

If the Company is the surviving or continuing company in a merger (“the absorbing company”), Warrants shall remain unaffected. Where a final resolution is passed to merge or consolidate the Company with or into another company that will be the absorbing company all outstanding non-exercised Warrants shall automatically be considered converted into a right to subscribe for new shares in the absorbing company. The Exercise Price and/or Share Number applicable at the time of the merger shall be adjusted on the basis of the conversion ratio applicable between the Company’s shares and the shares of the absorbing company at the time of the merger or consolidation and otherwise in accordance with Clause D above. For the period after the merger, the adjusted Exercise Price and Share number shall be adjusted in accordance with the rules otherwise contained in this Warrant Scheme.

F. Liquidation of the Company

(i) Warrants that have not been exercised shall automatically lapse in the event of the liquidation of the Company. The lapse becomes effective when the general meeting has adopted the final liquidation accounts.
(ii) Prior to the lapse of non-exercised Warrants, the right to exercise all an Owner’s Warrants shall be granted to such Owner. However, to the extent (i) an Owner has received or given notice of termination of the Owner’s employment relationship with the Company or its subsidiaries, (ii) such notice has become effective at the time when the right to exercise Warrants due to the liquidation is granted, and (iii) such notice is received or given due to reasons comprised by Clause B.II, heading (c) above, the Owner will only be able to exercise the number of Warrants following from Clause B.II, heading (a) above.

G. Demerger

(i) Where a final resolution is passed to demerge the Company so that assets and liabilities as a whole are transferred to several existing or newly set up public or private limited companies against issue of shares and, if relevant, cash to the Company’s shareholders, non-exercised Warrants shall, at the Company’s discretion, be transferred to one of the new companies or be transferred proportionately among the new companies. In the latter situation, the transfer shall be made in the same proportion as that in which the Company’s shareholders receive shares in the new companies to replace shares of the Company. After such a demerger, the right to subscribe for shares on the basis of the Warrants transferred shall remain in existence as a right to subscribe for shares in the company(ies) that has(ve) taken over such an obligation after the demerger.
(ii) In the event of a demerger where the Company remains in existence concurrently with the Company transferring some of its assets and liabilities to one or more existing or newly set up public or private limited companies, the right to Warrants shall be maintained as a right to Warrants in the Company.
(iii) In the event of a demerger as set out in item (i) or (ii) above, the Exercise Price and/or Share Number shall be adjusted according to Clause D above.
(iv) No adjustment of the Exercise Price and/or the Share Number shall be made in the event of a demerger where certain assets and/or liabilities of the Company are divested by the Company into a subsidiary without payment to the shareholders of the Company.

H. Tax Implications.

The Company and its subsidiaries shall have no responsibility for the tax consequences (including social security contributions triggered) for the Owner in connection with the allotment, exercise or potential transfer of the Warrants or any transfer of shares acquired on the basis of exercise of Warrants or any tax consequences for the Owner connected with any restructuring of the Company. However, the Company shall be entitled to withhold and pay to tax authorities any applicable taxes or social contributions that the Owner may be the subject of.

I. No exterritorial applicability of mandatory laws.

Nothing herein shall be deemed to confer upon employees whose employment relationship is governed by foreign (Non-Danish) law, any benefit under mandatory Danish employment laws and no such laws or regulation is included into this Warrant Scheme by reference.

J. Arbitration.

The interpretation of this Warrant Scheme and Warrants issued pursuant hereto including contents, scope, expiry or breach hereof as well as other disputes shall be governed by Danish law and shall be settled in accordance with the rules of procedure of the Copenhagen Arbitration. Place of arbitration shall be Copenhagen, Denmark.

Schedule F

Under the authorizations by the General Meeting of March 28, 2017, March 29, 2019, April 13, 2021, and March 13, 2024, the Board of Directors has as of June 11, 2026 granted warrants to subscribe for shares in the Company as follows:

Employees, including managers
The Board of Directors issued on February 26, 2021 warrants with the right to subscribe 99,938 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,070 to employees of the Company and its subsidiaries.
The Board of Directors issued on April 13, 2021 warrants with the right to subscribe 17,075 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,148 to a manager and employees of the Company and its subsidiaries.
The Board of Directors issued on June 22, 2021 warrants with the right to subscribe 16,335 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,698 to employees of the Company and its subsidiaries.
The Board of Directors issued on October 7, 2021 warrants with the right to subscribe 21,537 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,806 to employees of the Company and its subsidiaries.
The Board of Directors issued on November 22, 2021 warrants with the right to subscribe 6,879 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,641 to employees of the Company and its subsidiaries.
The Board of Directors issued on January 25, 2022 warrants with the right to subscribe 17,841 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,129 to employees of the Company and its subsidiaries.
The Board of Directors issued on February 25, 2022 warrants with the right to subscribe 175,595 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,175 to employees of the Company and its subsidiaries.

The Board of Directors issued on March 29, 2022 warrants with the right to subscribe 13,912 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,408 to employees of the Company and its subsidiaries.
The Board of Directors issued on June 9, 2022 warrants with the right to subscribe 22,764 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,103 to employees of the Company and its subsidiaries.
The Board of Directors issued on September 20, 2022 warrants with the right to subscribe 19,789 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,585 to employees of the Company and its subsidiaries.
The Board of Directors issued on November 21, 2022 warrants with the right to subscribe 9,057 ordinary shares each with a nominal value of DKK 1 at the price of DKK 3,172 to employees of the Company and its subsidiaries.
The Board of Directors issued on January 24, 2023 warrants with the right to subscribe 5,138 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,680 to employees of the Company and its subsidiaries.
The Board of Directors issued on February 24, 2023 warrants with the right to subscribe 164,333 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,661 to employees of the Company and its subsidiaries.
The Board of Directors issued on March 29, 2023 warrants with the right to subscribe 16,276 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,594 to employees of the Company and its subsidiaries.
The Board of Directors issued on June 8, 2023 warrants with the right to subscribe 8,106 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,688 to employees of the Company and its subsidiaries.
The Board of Directors issued on September 28, 2023 warrants with the right to subscribe 7,873 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,491 to employees of the Company and its subsidiaries.

The Board of Directors issued on November 21, 2023 warrants with the right to subscribe 7,651 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,144 to employees of the Company and its subsidiaries.
The Board of Directors issued on January 25, 2024 warrants with the right to subscribe 5,468 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,925.50 to employees of the Company and its subsidiaries.
The Board of Directors issued on February 23, 2024 warrants with the right to subscribe 316,899 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,013 to employees of the Company and its subsidiaries.
The Board of Directors issued on March 13, 2024 warrants with the right to subscribe 6,660 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,148 to employees of the Company and its subsidiaries.
The Board of Directors issued on June 12, 2024 warrants with the right to subscribe 16,052 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,847 to employees of the Company and its subsidiaries.
The Board of Directors issued on September 26, 2024 warrants with the right to subscribe 13,915 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,597.50 to employees of the Company and its subsidiaries.
The Board of Directors issued on November 21, 2024 warrants with the right to subscribe 10,853 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,447.50 to employees of the Company and its subsidiaries.
The Board of Directors issued on January 23, 2025 warrants with the right to subscribe 5,289 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,512 to employees of the Company and its subsidiaries.
The Board of Directors issued on February 28, 2025 warrants with the right to subscribe 517,191 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,608.50 to employees of the Company and its subsidiaries.

The Board of Directors issued on March 12, 2025 warrants with the right to subscribe 4,214 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,372.50 to employees of the Company and its subsidiaries.
The Board of Directors issued on June 12, 2025 warrants with the right to subscribe 3,636 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,484 to employees of the Company and its subsidiaries.
The Board of Directors issued on September 25, 2025 warrants with the right to subscribe 9,681 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,852.50 to employees of the Company and its subsidiaries.
The Board of Directors issued on November 20, 2025 warrants with the right to subscribe 7,377 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,957.00 to employees of the Company and its subsidiaries.
The Board of Directors issued on January 29, 2026 warrants with the right to subscribe 34,307 ordinary shares each with a nominal value of DKK 1 at the price of DKK 2,067.00 to employees of the Company and its subsidiaries.
The Board of Directors issued on February 27, 2026 warrants with the right to subscribe 455,004 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,848.50 to employees of the Company and its subsidiaries.
The Board of Directors issued on March 19, 2026 warrants with the right to subscribe 4,485 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,645.00 to employees of the Company and its subsidiaries.
The Board of Directors issued on June 11, 2026 warrants with the right to subscribe 15,494 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,616.50 to employees of the Company and its subsidiaries.

All warrants have been issued on the following terms and conditions:

A. General description of warrants.

A warrant (the "Warrant") means a right – but not an obligation – of the owner (the “Owner”) to subscribe for ordinary shares in the Company at a price fixed in advance (the exercise price).
The Owner of the Warrant can for a given period choose to subscribe for shares in the Company by paying the exercise price.
The Warrant does not entitle the Owner to vote at the Company’s general meeting or to receive dividends.
No Warrants can be issued to a member of the executive management or an employee who has or has been served notice of termination.
When a Warrant is exercised, the value may be calculated as the difference between the market value of the shares subscribed and the exercise price. The value cannot become negative without the Owner’s acceptance because a Warrant is a right – but not an obligation – to subscribe for shares in the Company. If the market price of the shares at the time of subscription is lower than the exercise price the Owner can abstain from subscribing for shares in the Company.
The Owner of the Warrant is obligated to give notice to the Company of changes in the Owner’s contact information.

B. Definitions

“Bad Leaver” shall mean, unless otherwise specified herein, (i) the Owner's ceasing to be a member of the executive management or an employee of the Company or a subsidiary due to the Owner being dismissed because of the Owner's breach of the employment relationship or (ii) the Owner's ceasing to be an employee of the Company or a subsidiary due to being dismissed during the probationary period applicable to the Owner or not being offered continuous employment after the expiry of the probationary period applicable to the Owner. The Owner’s employment shall in case of dismissal be deemed ceased at the time the notice of termination served by the Company or a subsidiary to the Owner expires.

“Good Leaver” shall mean, unless otherwise specified herein, the Owner’s ceasing to be a member of the executive management or an employee of the Company or a subsidiary for any reason other than due to (i) death, (ii) being a Voluntary Leaver, or (iii) being a Bad Leaver. The Owner’s employment shall be deemed ceased at the time the notice of termination served by the Owner to the Company or a subsidiary expires.

“Retirement” shall mean the Owner’s cessation of employment with the Company or a subsidiary at a time he/she is entitled to old-age pension under a national pension scheme or other old-age pension from the Company or a subsidiary (except in case the Owner retires in accordance with US rules on early retirement, in which case the Owner will be treated as a Voluntary Leaver). The Owner’s employment shall be deemed ceased at the time the notice of termination served by the Owner to the Company or a subsidiary expires.

“Voluntary Leaver” shall mean the Owner's voluntary cessation of employment with the Company or subsidiary for any reason other than the Owner’s (i) Retirement, (ii) long-term sickness, ill-health, serious injury or permanent disability, (iii) termination of the employment relationship being caused by the Company or a subsidiary’s material breach of the terms and conditions of Owner’s employment, (iv) being a Good Leaver, or (v) being a Bad Leaver. The Owner’s employment shall be deemed ceased at the time the notice of termination served by the Owner to the Company or a subsidiary expires.

C. Conditions for exercise of Warrants.

The Warrants are not granted due to work already performed by the Owner, but are granted in order to motivate the Owner, as described below, during the years following the date of issue of the Warrants.
Thus, the Warrants are issued and granted in order to increase and motivate the Owner’s focus on a positive development of the market price of the shares of the Company and to motivate the Owner to work for a future value increase in the Company and its subsidiaries.

(I) Exercise Price.

Warrants are issued to the Owner free of charge.
One Warrant entitles the Owner to subscribe for one ordinary share of a nominal value of DKK 1 at a price per share (the “Exercise Price”) determined by the Board of Directors at the time of issue, but which cannot be lower than the price of the Company’s shares as listed on Nasdaq Copenhagen at close of business on the day of issue by the Board of Directors (the “Date of Issue”).

(II) Exercise Period & Vesting Schedule.

(a) The Warrants will lapse automatically, without prior notice and without compensation on the seventh (7th) anniversary of the Date of Issue (the “Expiry Date”).
From the Date of Issue and until the Expiry Date (“The Exercise Period”), an Owner earns the right to keep and exercise Warrants only in accordance with the following rules:

Until three (3) years from the Date of Issue of a particular grant of Warrants, no such Warrants are earned/can be exercised.

For a period starting three (3) years after the Date of Issue (a “Vesting Date”) of such particular grant of Warrants and ending on the Expiry Date, the Owner has earned and may exercise all of such Warrants provided that the Owner’s employment relationship has not expired on or before such Vesting Date due to one of the reasons set out below under heading (b).

For the sake of clarity it is noted that in no event can Warrants be exercised earlier than three (3) years after the Date of Issue of the Warrants in question, unless as set out in Clause C.III in this Warrant Program.

(b) If the Owner's employment with the Company or a Subsidiary ceases:

i.as a result of the Owner being a Voluntary Leaver or the Owner's death, then any Warrants that are granted, but not yet vested, shall lapse automatically without notice and without compensation at the time of death or at the time the notice of termination served by the Owner to the Company or a subsidiary expires; or

ii.as a result of the Owner being a Bad Leaver, then any Warrants that are granted, but not yet vested, shall lapse automatically without notice and without compensation at the time the notice of termination served by the Company or a subsidiary to the Owner expires.

If the Owner's employment with the Company or a subsidiary ceases as a result of the Owner being a Good Leaver, then a pro-rata share of the Warrants that are granted, but not yet vested, shall remain outstanding, and the remainder of the Warrants that are granted, but not yet vested, shall lapse automatically without notice and without compensation at the time the notice of termination served by the Owner to the Company or a subsidiary expires. The pro-rata share of the Warrants shall be calculated based on (x) the number of days from the Date of Issue until and including the date the notice of termination expires divided by (y) the total number of days in the Vesting Date.

If an Owner dies prior to the Vesting Date, all Warrants that are granted, but not yet vested, shall lapse automatically without notice and without compensation at the time of the Owner's death.

The Company’s Board of Directors may in its sole discretion decide to dispense with or deviate from the conditions set forth in this clause, including but not limited to for all or part of the Warrants change the leaver status of the Owner.

Any exercise may, however, only take place within the time periods where the Warrants in question would otherwise become exercisable had the employment relationship continued unchanged – that is, the Owner in question cannot be treated more favourably than the continuing employees of the Company or its subsidiaries.

(c) Exercise of Warrants to subscribe shares is dependent upon the availability of the Company’s Board of Directors to make the necessary arrangements in preparation for the increase of the share capital of the Company. Any Owner must respect that the Board of Directors may in its discretion decide to schedule defined periods where requests to exercise Warrants may be submitted to fit the working schedule of the Board of Directors as well as to allow that other requests to exercise Warrants are processed at the same time.

(d) Any exercise of Warrants must respect the stock exchange regulation in force from time to time, including the prohibition against insider trading.

(III) Change of Control, Merger, Demerger, Liquidation.
(a) In case of:

i.a change of control as defined in the Danish Capital Markets Act in force from time to time or any legislation replacing this act from time to time (a “Change of Control”); and

ii.during the 12-month-period beginning on the date the Change of Control has occurred, the employment terms of the Owner(s), is materially changed to the detriment of such Owner(s) and the Owner considers him/herself terminated due to such change or the Owner’s employment is involuntarily terminated without cause (i.e., Owner is not a Bad Leaver)

the Company’s Board of Directors shall, with respect to such Owner(s), determine in its sole discretion to accelerate the Vesting Date.

(b) In the event of a merger or de-merger whereby (i) the Company is dissolved or (ii) the acquirer fails to equitably assume the outstanding Warrants, the Board of Directors shall in its sole discretion decide - subject to completion of the merger or de-merger – to accelerate the vesting.

(c) In the event it is resolved to dissolve the Company through a solvent liquidation, the Board of Directors may in its sole discretion decide - subject to completion of the dissolution - to accelerate the vesting.

(d) In case of a Change of Control as set out in above, the Warrants shall vest on an accelerated basis as of the date notification of the changed employment terms is served. In case of any of the events set out in Clause

C.III, headings (b) and (c) above, the Warrants shall vest on an accelerated basis as of closing date of any transaction under Clause C.III, headings (b) and (c) above.

(e) To the extent that an Owner is a U.S. taxpayer, and to the extent his or her Warrants constitute “deferred compensation” subject to Section 409A of the U.S. Internal Revenue Code and that is payable on account of a Change of Control, a Change of Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under U.S. Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the U.S. Internal Revenue Code, without altering the definition of Change of Control for purposes of determining whether an Owner's rights to such Warrants become vested or otherwise unconditional upon the Change of Control.

(IV) Procedure for Exercise.

Warrants must be exercised by the Owner sending a written request to the Board of Directors of the Company for the issue of new shares within the Exercise Periods. The request shall specify the number of shares subscribed for as well as the Owner’s account with VP Securities A/S at which the shares shall be registered. The cash subscription amount (i.e. the Exercise Price times the number of shares subscribed for) shall be paid to the Company in full at the same time or no later than the day before the subscription of the shares. The Board of Directors may require that requests to exercise are made using special forms or using specific digital solutions.

(V) Non-transferability.

(a) The Warrants issued are personal and may never be the subject of transfer or assignment. Warrants may not be pledged or otherwise serve as the basis for settlement of claims by the Owner’s creditors.

(b) Irrespective of heading (a) above, an Owner may transfer his/her Warrants to a company that is wholly-owned (100%) by the Owner. In such case, a principle of transparency will apply causing the receiving company’s rights and obligations (including but not limited to the possibility of earning the right to exercise the Warrants) to be identical to those of the Owner. If an Owner transfers his/her Warrants to a company that is wholly-owned by the Owner, the Owner shall without undue delay notify the Company and present appropriate proof of the transfer.

(c) Irrespective of heading (a) above, the Board of Directors can on a case-by-case basis decide that an Owner may transfer his/her Warrants to a third party. The Board of Directors will determine the conditions for such transfer on a case-by-case basis.

(d) If an Owner enters into an agreement with the Company or its subsidiaries to make use of S. 7P of the Danish Tax Assessment Act then the Owner will be prohibited from transferring Warrants to a fully-owned company or – on the basis of the Board of Director’s permission – transferring Warrants to a third party, cf. headings (b) to (c) above.

D. General Terms.

(a) Existing shareholders of the Company do not have a right of pre-emption to the shares issued on the basis of the Owner’s exercise of Warrants. The shares issued on the basis of Warrants shall be negotiable instruments issued in the name of the holder. No restrictions shall apply to the transferability of the shares except as may otherwise be provided by the laws of the jurisdiction of the Owner’s domicile (other than Danish law). No shares shall confer any special rights upon the holder, and no shareholder shall be under an obligation to allow his/her shares to be redeemed.

(b) At the request of the Owner, the Board of Directors of the Company shall issue relevant confirmation concerning the Owner’s right to Warrants.

E. Adjustment of the Exercise Price and/or the Share Number.

(a) If changes to the capital structure of the Company are implemented causing the value of the non-exercised warrants to be increased or reduced, an adjustment of the Exercise Price and/or the number of shares which may be subscribed for on the basis of the non-exercised warrants (the “Share Number”) may be made. Main examples of such changes in the capital structure of the Company are capital increases and capital decreases not done at market price, payment of extraordinary dividend, issuance of bonus shares, change of the denomination of the shares in the Company, purchase and sale of own shares, issuance of warrants and/or convertible instruments, cf. heading (b) below, merger and demerger.
However, no adjustment of the Exercise Price nor the Share Number shall be made as a result of capital increases implemented on the basis of the exercise of the warrants comprised by this warrant scheme or by Schedule C, Schedule D or Schedule E to the Company’s Articles of Association.

(b) Irrespective of heading (a) above, if the Company resolves to issue stock options, shares, warrants, convertible instruments or the like to the Company's and/or its subsidiaries' employees, including the Company’s managers, or buys or sells own shares in this connection, no adjustment of the Exercise Price nor the Share Number shall be made. This applies irrespective of whether the issued share instruments provide the right to acquire shares at a price lower than the market price on the Company's shares at the time of allotment or whether the purchase/sale of own shares takes place at a price higher or lower than the market price on the Company's shares.

(c) If adjustments pursuant to this Clause E causes the Exercise Price to become lower than par, the warrants may as a starting point not be exercised. However, an Owner may exercise the warrants in accordance with the provisions hereof, if the Owner accepts that the Exercise Price is increased to par without providing the Owner with a right to compensation.

(d) The Company’s Board of Directors shall determine whether an implemented change in the capital causes for an adjustment of the Exercise Price and/or the Share Number.

If so determined, the adjustment of the Exercise Price and/or the Share Number shall be made by the Company’s Board of Directors as soon as possible after the implementation of the relevant change and to the extent possible according to generally accepted principles therefore and otherwise in such a manner that the value of the warrants as estimated by the Board of Directors after the relevant change to the extent possible corresponds to the value of the warrants as estimated by the Board of Directors immediately prior to the change.

(e) The Owner is entitled to demand that the adjustment of the Exercise Price and/or Share Number made pursuant to heading (d) above (but not the decision as to whether an adjustment shall be made or not) is subjected to a valuation by a special expert valuer appointed by the Institute of State Authorised Public Accountants. A demand for a valuation must be made by the Owner to the

Company not later than two weeks after the Owner has been notified of the Board of Directors' adjustment. Thereafter, the valuation shall be made as quickly as possible.

(f) Where a valuer is appointed pursuant to heading (e) above, and the valuer’s valuation deviates from the adjustments made by the Board of Directors, the valuer's valuation shall be used as a basis for adjusting the Exercise Price and/or Share Number.
The valuation of the valuer is final and binding on both the Owners and the Company and cannot be brought before the courts or arbitration. The costs of the valuation shall be borne by the Owner or Owners (as the case may be) and the Company each paying half of the costs irrespective of the outcome of the valuation.

F. Tax Implications.

The Company and its subsidiaries shall have no responsibility for the tax consequences (including social security contributions triggered) for the Owner, or any other person to whom the Warrants may have been transferred in accordance with this warrant scheme, in connection with the allotment, exercise or potential transfer of the Warrants or any transfer of shares acquired on the basis of exercise of Warrants or any tax or social security consequences for the Owner, or any other person to whom the Warrants may have been transferred in accordance with this warrant scheme, connected with any restructuring of the Company. However, the Company shall be entitled to withhold to the maximum extent permitted by law and pay to tax authorities any applicable taxes or social security contributions that the Owner, or any other person to whom the Warrants may have been transferred in accordance with this warrant scheme, may be the subject of.

G. No exterritorial applicability of mandatory laws.

Nothing herein shall be deemed to confer upon employees whose employment relationship is governed by foreign (Non-Danish) law, any benefit under mandatory Danish employment laws and no such laws or regulation is included into this Warrant Scheme by reference.

H. Arbitration.

The interpretation of this warrant scheme and Warrants issued pursuant hereto including contents, scope, expiry or breach hereof as well as other disputes shall be governed by Danish law and shall be settled in accordance with the rules of procedure of the Copenhagen Arbitration. Place of arbitration shall be Copenhagen, Denmark.